EXHIBIT 99.2

                         AMENDMENT TO LICENSE AGREEMENT

         * Represents language that is redacted and subject to confidential treatment

         This Amendment ("Amendment") to License Agreement is made and entered into as of the date of the last signature on the signature page below (the "Effective Date of Amendment"), by and between GENTA INCORPORATED, a Delaware corporation (the "Licensee"), and THE TRUSTEES OF UNIVERSITY OF PENNSYLVANIA, a Pennsylvania nonprofit corporation (the "University"), with reference to the following background:

                                   BACKGROUND

         WHEREAS, the Licensee and the University are parties to a License Agreement, dated August 1, 1991 (the "License Agreement"; capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the License Agreement); and

         WHEREAS, the Licensee and the University have determined that it is desirable to amend and restate certain provisions of the License Agreement as set forth herein, and incorporate additional provisions to the License Agreement as set forth herein, to reflect further agreements between them.

         NOW, THEREFORE, the parties hereto, intending to be legally bound, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby agree as follows:

     1. Amendment and Restatement of Certain Provisions of License Agreement.

          (a) The definitions of Licensed Patents and Net Sales Price of Section
     1.1 of the License Agreement are hereby amended and restated in its entirety to read as follows:

     "Net Sale Price" means the gross amount invoiced for Sales of Licensed Product by Licensee or its sublicensee to a third party, less qualifying costs directly attributable to such sale and borne by Licensee or its sublicensee. Such qualifying costs shall be limited to the following:

          1. Discounts, in amounts customary in the trade, for quantity purchases, prompt payments and for wholesalers and distributors actually identified on the invoice.

          2. Credits or refunds, not exceeding the original invoice amount, for claims or returns.


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          3. Prepaid outbound transportation expenses and transportation insurance premiums actually identified on the invoice.

          4. Sales and use taxes and other fees imposed by a governmental agency actually identified on the invoice.

     If the Licensed Product is sold for consideration other than solely cash, the fair market value of such other consideration shall be included in the Net Sales Price.

     "Licensed Patents" means (i) United States Patent Application Serial Number 07/288,692 filed 22 December 1988 entitled "Anti-Sense Oligonucleotides for Inhibiting the Growth of Lymphoma and Leukemia Cells"; (ii) all patent applications filed for University Inventions or Joint Inventions (as defined in the Research Agreement) for which Licensee has exercised its option to license and has licensed from the University pursuant to Section
     5.4 of the Research Agreement; (iii) all patents issuing upon the foregoing applications in (i) and (ii); (iv) all continuations, continuations-in-part, additions, divisions, renewals, extensions, reexaminations, and reissues of any of the foregoing in (i) and (ii) claiming inventions in the Field; and (v) all United States and foreign counterparts of any of the foregoing.

          (b) Section 3.2 of the License Agreement is hereby amended and restated in its entirety to read as follows:

                    3.2 In further consideration of the rights and licenses granted hereunder, Licensee shall pay to the University a royalty of * on the Net Sales Price of all Licensed Products.

          (c) Section 3.3(a) is hereby amended and restated in its entirety to read as follows:

                    (a) * of all license fees, advances (other than research funding) and other payments received by Licensee in consideration for any sublicense granted by Licensee to Licensed Products. Any non-cash consideration received by Licensee shall be valued at its fair market value as of the date of receipt. Licensee shall not owe royalties to the University on the amount of any sponsored research funding or milestone payments resulting from the progress of research and development received from the sublicensee.

(d) Section 3.7 of the license Agreement is hereby amended and restated in its entirety to read as follows:

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                           3.7 Reports. Licensee shall deliver to the University
                    within sixty (60) days after the end of each Calendar
                    Quarter a report, certified by the chief financial officer of Licensee, setting forth in reasonable detail the calculation of the royalties payable to the University for such Calendar Quarter, including without limitation, the Licensed Products sold by Licensee and any sublicensee in each country during such Calendar Quarter, the Net Sales Price thereof, all relevant compensation received from sublicensees, and the amount of Minimum Royalties available for credit for the corresponding Calendar Quarter. Licensee can reconcile unrecovered but documented qualifying costs of the Net Sales Price from the previous Calendar Quarter in the subsequent Calendar Quarter.

          (e) Section 3.10 of the License Agreement is hereby amended and restated in its entirety to read as follows:

                           3.10 Duration of Royalty Obligations. Licensee's
                    royalty obligations for Licensed Product shall terminate on the later twelve (12) years from (i) the date of first commercial sale of a Licensed Product, or (ii) the date of expiration of the last to expire Licensed Patent with a Valid Claim covering the Licensed Product.

          (f) Section 3.12 (Royalty Reduction) of the License Agreement is hereby deleted.

     2. Additional Consideration. In addition to the consideration granted under the License Agreement, and as further consideration for the terms and conditions set forth in this Amendment, the Licensee shall issue to the University one hundred sixty-two thousand three hundred thirty-eight (162,338) shares of the licensee's common stock ("Common Stock") representing an aggregate fair market value equal to one million three hundred and seventy-five thousand United States dollars ($1,375,000) at $8.47 per share.

     3. Additional Fee. Upon the Licensee's receipt of a notice of intent to approve a Licensed Product issued by the Food and Drug Administration of the United States (the "Notice"), the Licensee shall issue to the University, as a one-time nonrefundable fee, such number of shares of Common Stock representing an aggregate fair market value equal to one million three hundred and seventy-five thousand United States dollars ($1,375,000). The fair market value of the shares of Common Stock to be issued in accordance with this Section 3 shall be determined by valuing each share of Common Stock at the average closing price of the Common Stock as quoted on the Nasdaq National Market for the five
(5) consecutive Trading Days immediately preceding the date of receipt of the Notice. For purposes hereof, "closing price" shall mean, for each trading day, the reported per share closing price of the Common Stock on the Nasdaq National

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Market during such Trading Day. "Trading Day" shall mean a day on which the
Nasdaq National Market is open for the transaction of business.

     4. Lock-up. The University hereby agrees that from the Effective Date of Amendment until May 30, 2001 (the "Lock-up Period"), it shall not offer, pledge, sell, contract to sell, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock issued to the University pursuant to the terms of this Amendment, without the prior written consent of the Licensee. The University hereby authorizes the Licensee to cause the transfer agent to decline to transfer and/or to note stop transfer restrictions on the transfer books and records of the Licensee with respect to the shares of Common Stock subject to the Lock-up Period hereunder.

     5. Continuing Effect. Except as specifically modified by this Amendment, all of the provisions of the License Agreement are hereby ratified and confirmed to be in full force and effect, and shall remain in full force and effect.

     6. Entire Agreement; Successors and Assigns. The License Agreement and this Amendment constitute the entire agreement between the parties hereto with respect to subject matter hereof and thereof. Said documents supersede all other agreements and understandings between the parties with respect to the subject matter hereof and thereof, whether written or oral. This Amendment shall be binding upon and shall inure to the benefit of the parties and their respective heirs, administrators, executors, affiliates, successors and permitted assigns.

     7. Headings. The section headings contained in this Amendment are for reference purposes only and shall not affect in any way the meaning or interpretation of the Amendment.

     8. Counterparts. This License Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become a binding agreement when one or more counterparts have been signed by each party and delivered to the other party.

     9. Miscellaneous. This Amendment shall be governed by the laws of the State of Delaware, without regard to its principles of conflicts of laws. This Amendment supercedes all prior understandings and agreements, whether written or oral, among the parties hereto relating to the essence of this Amendment. This Amendment may be amended only by a written instrument executed by each of the parties.


                      [Signatures appear on following page]

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         IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed as of the date hereof by a duly authorized corporate officer.

                           GENTA INCORPORATED

                           By: /s/ Raymond P. Warrell
                               ---------------------------------------------
                           Name: Raymond P. Warrell
                                 -------------------------------------------
                           Title: President and Chief Executive Officer
                                  ------------------------------------------

                           Date: December 26, 2000
                                 -------------------------------------------


                           THE TRUSTEES OF THE UNIVERSITY OF PENNSYLVANIA

                           By: /s/ Louis P. Berneman
                               ---------------------------------------------
                           Name: Louis P. Berneman
                                 -------------------------------------------
                           Title: Managing Director, Center for Technology
                                  Transfer

                           Date: December 19, 2000
                                 -------------------------------------------

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